UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.







                                    Form 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                 Date of earliest event reported: July 22, 1997

                             Harmony Holdings, Inc.
               (Exact name of registrant as specified in charter)



           Delaware                0-19577             95-4333330
(State or Other Jurisdiction of   (Commission          (I.R.S. Employer
 Incorporation or Organization)    File Number)         Identification No.)


                       1990 Westwood Boulevard, Suite 310
                       Los Angeles, California 90025-4676

                    (Address of Principal Executive Offices)

                                 (310) 446-7700

              (Registrant's Telephone Number, Including Area Code)


         1990 Westwood Boulevard, Suite 310, Los Angeles, California      90025
                  (Address of principal executive offices)            (Zip code)

                              Item 5. Other Events

On July 22, 1997, Christopher T. Dahl was appointed to the Board of Directors and named chairman. Following Mr. Dahl's appointment the other members of the board resigned and the following new directors were appointed: William E. Cameron, Richard W. Perkins and William Toles. Messrs Dahl, Cameron, Perkins and Toles now constitute the entire board of directors.

         On July 25, 1997, the Company acquired 230,769 shares of Harmony Holdings stock from Unimedia, S.A., a French company (AUnimedia@), at a price of $2.60 per share. The closing price on July 25, 1997 was $2.63. As part of the transaction Unimedia dismissed the lawsuit filed on October 9, 1996 against the Company and its Chairman of the Board in the United States District Court for the Central District of California with prejudice.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                                         Harmony Holdings, Inc.
                                                             Registrant


Date: July 30, 1997                                     By:   /s/Brian Rackohn
                                                             Brian Rackohn, CFO